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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

      Date of Report (Date of earliest event reported): July 29, 2004

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

The Company today issued the following press release:

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First National Lincoln Corporation Receives National Recognition as Outstanding
Small Bank

DAMARISCOTTA, ME., July 29 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), the holding company for The First National Bank of Damariscotta, today announced that it has been named to Sandler O'Neill's first-ever "SmAll Stars" list. This elite group, constituting the 30 best-performing small-capitalization banks in the United States based upon absolute financial performance in eight distinct categories, was created by Sandler O'Neill & Partners LP, a full-service investment banking firm specializing in financial services companies.

"In my view," noted Daniel R. Daigneault, First National Lincoln Corporation's President & Chief Executive Officer, "being named to this elite list acknowledges, at a national level, the exceptional job that First National Lincoln Corporation has done, year in and year out. There are only a handful of Maine-based companies whose shares are listed on a national exchange, and this reinforces my view that First National Lincoln Corporation provides an excellent investment opportunity, especially for the investor interested in a top-performing Maine company."

According to Sandler O'Neill, "the SmAll Stars list was created as a means to recognize stand-out publicly traded banks and thrifts in the U.S. with a market capitalization of less than $2 billion. Small-cap stocks tend to go unrecognized by Wall Street as most of the available equity research focuses on recognizable, large-cap companies, even though small-caps have historically outperformed their larger counterparts."

To address this issue, Sandler O'Neill screened all 592 publicly-traded banks and thrifts with a market cap of less than $2 billion by eight distinct criteria. "These criteria range from fundamental momentum measures such as EPS growth to asset quality characteristics to capital strength," the Company noted. "Based on these metrics, 562 or 95% of the institutions were eliminated. The remaining 30 banks and thrifts are among the finest in their class."

"We are delighted to be named to Sandler O'Neill's SmAll Stars," commented First National Lincoln Corporation's President Daigneault. "For a number of years, FNLC has consistently outperformed its peers and delivered excellent results for its shareholders. We have accomplished this by remaining focused on serving the financial needs of our communities, and it was done through the efforts of all of our employees working together to deliver exceptional service to our customers."

"We felt it was important to create a group such as the SmAll Stars," said Mark Fitzgibbon, Principal and Director of Research at Sandler O'Neill. "It is time that small-cap companies gain more recognition from the Wall Street investment community."

"The 30 banks and thrifts recognized in this survey are best in class," added Steven Alexopoulos, the Sandler O'Neill analyst who compiled the Class of 2004 Sm-All Stars. "These are the companies we would expect to see great things from over the long-term."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Sandler O'Neill & Partners, founded in 1988, is a full-service investment banking firm dedicated to providing comprehensive, innovative advisory, and transaction execution services to the financial industry. The firm specializes in strategic business planning, mergers and acquisitions, capital markets, mutual-to-stock conversions, investment portfolio and interest rate risk management, fixed income securities transactions, and mortgage finance restructurings. Sandler O'Neill is also a market maker in hundreds of financial stocks and publishes equity and fixed income research focused on selected banks, thrifts and insurance companies, credit card companies, investment banks, asset managers and specialty finance companies.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, First National Lincoln Corporation's Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    July 29, 2004